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                                                  Exhibit 11


                          CASEY'S GENERAL STORES, INC.

                          ____________________________


                       Computation of Per Share Earnings


                                   Year Ended April 30,
                                   --------------------

                                      2000           1999           1998
                                      ----           ----           ----

Net income                         $39,447,704    $40,236,976    $33,467,497
                                   ===========    ===========    ===========

Average common shares
 outstanding                        51,914,953     52,664,912     52,537,954


Effect of dilutive securities -
Common Stock options                   176,254        265,589        387,182
                                   -----------    -----------    -----------

                                    52,091,207     52,930,501     52,925,136
                                   ===========    ===========    ===========

Earnings per share-dilutive        $       .76    $       .76    $       .63
                                   ===========    ===========    ===========